UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2025

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175 San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Unregistered Sale of Securities

Securities Purchase Agreement

On September 7, 2025, Talphera, Inc., or Talphera, entered into securities purchase agreements, or the Purchase Agreements, with CorMedix Inc., or CorMedix, a publicly traded life science company, and several institutional investors, (collectively, the Purchasers), relating to the issuance and sale in a private placement of shares of its common stock, par value $0.001 per.  At the first closing of the private placement on September 10, 2025, we issued and sold to the Purchasers:

●	25,036,360 shares of common stock at a purchase price of $0.55 per share; and

●
Pre-funded warrants to purchase up to an aggregate of 5,845,455 shares of common stock at a purchase price of $0.549 per share and an exercise price of $0.001 per share. The pre-funded warrants are exercisable immediately following the first closing and have an unlimited term and an exercise price of $0.001 per share.

The aggregate gross proceeds to Talphera from the first closing of the private placement were approximately $17 million, before deducting estimated expenses payable by Talphera.

The Purchasers, other than CorMedix, have also agreed to purchase an additional approximately $12 million of shares of common stock or pre-funded warrants to purchase shares of common stock in lieu thereof in a second closing. The second closing will occur if we announce the achievement of the primary endpoint in the NEPHRO CRRT study, and then following such announcement the average VWAP of the common stock for each of the immediately subsequent five trading days is at least $0.6875 per share (as adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the date of the Purchase Agreements and prior to the second closing date (which is 125% of the per share purchase price)).

The Purchase Agreements contain customary representations, warranties and agreements by Talphera, customary conditions to closing, and indemnification obligations of Talphera and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the respective Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties.

The forms of Purchase Agreements and Pre-Funded Warrant are filed as Exhibits 10.1, 10.2, and 10.4 hereto, respectively. The foregoing descriptions of the terms of the Purchase Agreements are qualified in their entirety by reference to such exhibits.

CorMedix Director Appointment and Right of First Negotiation

Pursuant to the Purchase Agreement entered into with CorMedix, for so long as CorMedix and its affiliates beneficially own at least 25% of the shares of common stock it purchased at the first closing, CorMedix shall have the right, subject to compliance with the applicable rules and regulations of The Nasdaq Capital Market, to designate one member of our board of directors.

Additionally, pursuant to the Purchase Agreement entered into with CorMedix, following the public announcement, or the Public Announcement, by Talphera of the achievement of the primary endpoint and topline clinical data and results of the NEPHRO CRRT clinical study for our product candidate Niyad, CorMedix shall have the right for 60 days thereafter, or the Exclusivity Period, to negotiate exclusively with Talphera, or the Right of First Negotiation, with respect to an acquisition of 100% of the capital stock and equity interests of Talphera, or an Acquisition Transaction. During the Exclusivity Period, we agreed that we shall not engage in discussions with any other third party about an Acquisition Transaction, a sale or exclusive license of all or substantially all of the assets of Talphera or any similar transaction. If after conducting good faith negotiations during the Exclusivity Period, the parties are unable to reach a definitive agreement with respect to an Acquisition Transaction, we will not, for a period of nine months from the date of the Public Announcement, enter into a definitive agreement or binding arrangement with a third party with respect to an Acquisition Transaction or similar transaction on financial terms less favorable (in the good faith determination of the board of directors of Talphera) than those offered in writing by CorMedix during the Exclusivity Period (if any) without the written consent of CorMedix, which consent shall not be unreasonably withheld, delayed or conditioned. The Right of First Negotiation shall terminate upon the earlier of: (i) Talphera’s public announcement of the termination of the NEPHRO CRRT clinical study for any reason prior to the achievement of the study’s primary endpoint and (ii) December 31, 2027.

Registration Rights Agreement

On September 7, 2025, we also entered into a registration rights agreement with the Purchasers, or the Registration Rights Agreement, pursuant to which we have agreed to file registration statements under the Securities Act of 1933, as amended, or the Securities Act, with the Securities and Exchange Commission, or the SEC, covering the resale of the shares of common stock to be issued in the private placement no later than 15 days following the applicable closing date, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the applicable closing date in the event of a “full review” by the SEC.

The form of Registration Rights Agreement is filed as Exhibit 10.3 hereto. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sale of Securities

The information contained above in Item 1.01 relating to the private placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Talphera.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated September 7, 2025 by and between Talphera, Inc. and the Purchasers

10.2	Securities Purchase Agreement, dated September 7, 2025 between Talphera, Inc. and CorMedix Inc.

10.3	Form of Registration Rights Agreement, dated September 7, 2025, by and between Talphera, Inc. and the Purchasers

10.4	Form of Pre-Funded Warrant (September 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2025	Talphera, Inc.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer